CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Atossa Genetics Inc. (a development stage company) of our report dated March 27, 2013 relating to the consolidated financial statements as of and for the years ended December 31, 2012 and 2011 appearing in its Annual Report on Form 10-K.

/s/ KCCW Accountancy Corp.

Diamond Bar, California

February 14, 2014